EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Washington Group International, Inc. (the “Company”) on Form 10-Q for the quarter ended July 2, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:

(1)          The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the Report.

August 11, 2004

/s/ Stephen G. Hanks
Stephen G. Hanks
President and Chief Executive Officer

/s/ George H. Juetten
George H. Juetten
Executive Vice President and Chief Financial Officer

•    The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350, and is not being filed as part of the Report or as a separate disclosure document.

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